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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 6, 1999 relating to the financial statements of Sedco Forex Holdings Limited which appear in Transocean Sedco Forex Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated August 6, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-59001) incorporated by reference in such Registration Statement and under the heading "Sedco Forex Selected Historical Combined Financial Data" in Exhibit 20.1 to the Report on Form 8-K of Transocean Offshore, Inc. dated October 27, 1999 incorporated by reference in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
New York, NY
May 19, 2000